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                                                                   EXHIBIT 21.1
                           SUBSIDIARIES of REGISTRANT

            Corporate Property Associates, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates.

            Corporate Property Associates 2, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 2.

            Corporate Property Associates 3, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 3.

            Corporate Property Associates 4, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 4.

            Corporate Property Associates 5, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 5.

            Corporate Property Associates 6, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 6.

            Corporate Property Associates 7, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 7.

            Corporate Property Associates 8, L.P., a Delaware limited partnership, a majority- owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Corporate Property Associates 8, L.P.

            Corporate Property Associates 9, L.P., a Delaware limited partnership, a majority- owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Corporate Property Associates 9, L.P.

            AWHQ LLC a Arizona limited liability company, a wholly-owned subsidiary of Regist-rant incorporated under the laws of the State of Arizona and doing business under the name AWHQ LLC.

            RUSH IT LLC, a Delaware limited liability company, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name RUSH IT LLC.